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                                                                 EXHIBIT 10.2(B)

                       FORM OF 1999 INCENTIVE STOCK OPTION
                          PLAN AGREEMENT FOR EMPLOYEES

                     OPTION FOR PURCHASE OF STOCK UNDER THE
                      WESTSOUND BANK 1999 STOCK OPTION PLAN

                                   ----------

     FOR VALUABLE CONSIDERATION, WESTSOUND BANK (the "Bank") does on ___________, 2006, hereby grant to ___________________ (the "Optionee"), the option to purchase _____ shares of $1.00 par value common stock of WSB Financial Group, Inc., the Bank's parent company which adopted the Plan as of July 25, 2005 (the "Option Shares"), for a price of $_____ per share, subject to the following terms and conditions.

     1. The right to purchase the Option Shares under this Option shall vest as follows:

               ___ Option Shares shall vest on ___________, 2007;
               ___ Option Shares shall vest on ___________, 2008;
               ___ Option Shares shall vest on ___________, 2009;
               ___ Option Shares shall vest on ___________, 2010; and
               ___ Option Shares shall vest on ___________, 2011.

     2. The right to purchase the Option Shares which have vested shall expire at the earliest of the following:

          (a) Ten (10) years from the date of grant;

          (b) Immediately upon termination of Optionee's employment for fraud or willful misconduct;

          (c) Three (3) months after voluntary or involuntary (other than under 2(b)) termination of Optionee's employment or retirement; or

          (d) Twelve (12) months after Optionee's disability or death.

     3. All Options granted hereunder which have not vested on the date of termination of employment shall lapse as of that date. Provided, however, in the event Optionee's termination of employment is due to disability or death, the option to purchase Option Shares shall continue to vest according to the provisions of Section 1 until expiration of the twelve (12) month period specified in Section 2(d).

     4. A termination of employment shall not be deemed to occur by reason of
(i) the transfer of the Optionee from employment by the Bank to employment by a subsidiary or parent of the Bank; or (ii) the transfer of Optionee from employment by a subsidiary or parent of the Bank to employment by the Bank or by another subsidiary or parent of the Bank.


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     5. This Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have vested hereunder, provided that in no event shall the Option be exercised for a fraction of a share.

     6. The aggregate number of Option Shares for which this Option is granted and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock of the Bank resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Bank excluding any decrease arising from the purchase of shares for the treasury. If the adjustment would result in a fractional Option Share, the Optionee shall be entitled to one additional Option Share, provided that the total number of Option Shares to be granted under the 1999 Stock Option Plan (the "Plan") shall not be increased above the equivalent number of shares approved by the shareholders.

     7. In the event of a change in control of the Bank, all then-outstanding Options (including Options not yet vested) shall immediately become vested and exercisable. For purposes of the Plan, a "change in control" of the Bank occurs if:

          (a) Any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 20 percent or more of the combined voting power of the Bank's outstanding securities then entitled to vote for the election of directors; or

          (b) A majority of the members of the Bank's Board of Directors become individuals other than Continuing Directors. A "Continuing Director" means any original member and any later-appointed or elected member of the Board of Directors specifically designated as a Continuing Director at a meeting of the Board of Directors at which a majority of the votes cast in favor of such person being designated a Continuing Director were cast by Continuing Directors; or

          (c) The Board of Directors shall approve the sale of all or substantially all of the assets of the Bank; or

          (d) The Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (a) or (b), above.

     8. In the event of the merger or other reorganization of the Bank with or into any other corporation, or in the event of a sale of substantially all of the assets of the Bank, or in the event of a dissolution or liquidation of the Bank, (i) all outstanding and unexercised Options shall become immediately exercisable, and (ii) such Options shall either be assumed by the successor corporation, or parent thereof, in the reorganization transaction described above or be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation, except that if such Options are not so assumed or replaced, then (iii) the Board of Directors may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Board of Directors, which may be sooner than the originally stated option term. The Board of Directors shall notify the Optionee of such action in writing not less than sixty (60) days


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prior to the termination date fixed by the Board of Directors, and Optionee shall have the right to exercise his Option to and including said termination date.

     9. This is not an employment contract and while the benefits, if any, of this Option are an incident of the Optionee's employment with the Bank, the terms and conditions of such employment are otherwise wholly independent hereof.

     10. No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than to a spouse, by will or the laws of descent and distribution or incident to marital dissolution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void and without effect. The Bank shall have the right to terminate the Option, in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Bank may have under this Option to Purchase Stock or otherwise.

     11. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Option to Purchase Stock shall be determined by a committee appointed by the Board of Directors of the Bank under the 1999 Stock Option Plan or, in the event the Plan shall at the time be administered by the Board of Directors of the Bank, then by such Board of Directors. Any such determination made hereunder shall be final, binding and conclusive for all purposes.

     12. This Option is subject to the Plan, a copy of which will be provided to the Optionee upon written request. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan are applicable to this Option.

     13. An Option shall be deemed exercised when written notice of such exercise has been given to the Bank at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or with shares of Common Stock as hereafter provided) for the shares with respect to which the Option is exercised has been received by the Bank. As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Bank shall deliver to the Optionee at the main office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised.

     The Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Bank previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules, and regulations, including Section 424(c)(3) of the Internal Revenue Code, and provided that the


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Optionee makes representations and warranties satisfactory to the Bank regarding his or her title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Bank. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Board of Directors in its sole discretion, exercised in good faith.

     14. The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Bank's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee, any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

     15. This Option is intended to be, and shall be construed as, an Incentive Stock Option under Section 422 of the Internal Revenue Code; provided, however, to the extent the exercise price of any Incentive Stock Options that vest in any one calendar year exceeds $100,000, the balance of such Options shall be Non-Qualified Stock Options (see paragraph 6(a) of the Plan).

     16. This Option is granted pursuant to, and is controlled by, the Plan.

     17. All obligations imposed upon the Optionee, and all rights granted to the Bank, hereunder or as stipulated in the Plan shall be binding upon the Optionee's heirs, legal representatives and successors.

     18. THE FOREGOING TERMS OF THIS OPTION NOTWITHSTANDING, THE BANK RETAINS THE ABSOLUTE RIGHT TO REQUIRE OPTIONEE TO EITHER EXERCISE OR FORFEIT OPTIONEE'S OUTSTANDING OPTIONS THAT ARE VESTED BUT UNEXERCISED, IF THE BANK IS DIRECTED TO DO SO BY THE BANK'S THEN PRIMARY FEDERAL REGULATOR.

     EXECUTED at Bremerton, Washington this ____ day of _____________, 2006.

                                        WSB FINANCIAL GROUP, INC.
                                        WESTSOUND BANK


                                        By:
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                                            David K. Johnson, President/CEO


                                        OPTIONEE


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